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                          CONSULTING SERVICES AGREEMENT
                        EMERGING BUSINESS SOLUTIONS, LLC

      THIS CONSULTING SERVICES AGREEMENT (the "AGREEMENT) is made and entered into as of this 24th day of July, 2000 with an effective date of July 15, 2000 (the "EFFECTIVE DATE") by and between: [I] THERMOVIEW INDUSTRIES, INC., a Delaware corporation having its principal place of business at 1101 Herr Lane, Louisville, Kentucky 40222 ("THERMOVIEW"); and [II] EMERGING BUSINESS SOLUTIONS, LLC, a Kentucky limited liability company having an address of 506 Lymington Court, Louisville, Kentucky 40243 (the "CONSULTANT").

                                    RECITALS

      A. Leigh Ann Barney, Jeff fisher and James J. TerBeest, members of the Consultant, are former employees of the Company that have provided certain financial and accounting services to the Company following its inception and which have established an entity which provides similar services on a consulting basis.

      B. ThermoView desires to hire and engage the services of the Consultants to perform a variety of consulting services, as more particularly described below.

      C. The Consultant desires to accept the engagement and perform the services subject to and in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. SERVICES. ThermoView hereby contracts with, and engages the services of, the Consultant commencing as of the Effective Date and ending at Midnight on July 15, 2001, unless sooner terminated as hereinafter provide (the "Term"). During the Term, the Consultant shall perform the following services, together with such other services relating thereto as shall from time to time be reasonably requested by ThermoView (collectively, the "SERVICES"):

            1.1 The management of the accounting process at the corporate and subsidiary levels and the performance of treasury management, MIS oversight, and general accounting functions.

            1.2 Oversee the preparation of monthly financial statements in a manner satisfactory to ThermoView's management and as may be otherwise required from time to time by its lenders.


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            1.3   Assist in the preparation of all reports required to be filed by ThermoView with respect to its business and operations with any and all federal and state securities exchange commissions and related regulatory agencies (including without limitation Forms S-1's, 10-K's and 10-Q's).

            1.4 The preparation of bank ratios and covenant compliance certificates as required by any loan documents to which ThermoView or any of its subsidiaries are a party.

            1.5 Prepare forecasts and annual budgets, as requested by management from time to time.

            1.6 Serve as a liaison for ThermoView with its outside accounting firm (including in connection with the preparation of the annual audit).

            1.7 Such other projects related to the Services as reasonably may be requested by management of ThermoView from time to time.

Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Consultant be required to devote more than 120 hours to the performance of the Services during each calendar week of the Term.

      2. COMPENSATION. ThermoView shall pay to the Consultant, as compensation for the performance of the Services under this Agreement, as follows:

            2.1 Monthly fees of $40,000 on the first (15th) day of each calendar month during the Term except as redetermined under Section 2.4 below.

            2.2 Reimbursement for any reasonable and necessary travel, entertainment and related business expenses incurred by the Consultant in the performance of the Services under this Agreement.

            2.3 The Consultant and its employees shall be provided, at no charge, office space, computers, telephones, fax machines and a predetermined compliment of ThermoView staff on-site at the Corporate Office as needed to perform the Services under this Agreement.

            2.4 Compensation shall be accelerated based on the collection of ThermoView's receivables at Key Home Credit, Inc. For every three dollars of receivables that are collected, one dollar will be applied to the amounts due under this contract. The cumulative annual fees paid under this contract shall not exceed $480,000 (exclusive of expense reimbursement). Future monthly fee payments will be redetermined each month by subtracting total payments made by ThermoView from $480,000 and dividing the remaining balance by the months remaining in the Term.

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            2.5   Compensation shall be adjusted in the event of the
disassociation of either Leigh Ann Barney, Jeff Fisher or James J. TerBeest as a member of Consultant or in the event that any of the named individuals are not available to produce the services provided by the Consultant under the Agreement. Such adjustments shall be for compensation paid following the specified event based upon the following percentages: James J. TerBeest, Forty Five Percent (45%); Leigh Ann Barney, Twenty Seven and One Half Percent (27.5%); and Jeff Fisher, Twenty Seven and One Half percent (27.5%).

      3. TERM. This Agreement shall become effective as of the Effective Date and shall continue for a period of one (1) year ending July 15, 2001 (the "Term" defined above). This Agreement is non-cancelable by ThermoView for any reason except the non-performance by the Consultant of the Services contemplated hereby. The Agreement may be extended as agreed to in writing by both parties.

      4. CONFIDENTIALITY. During the Term and for a period of one (1) year thereafter, neither the Consultant nor any of its employees, officers or directors shall use or disclose, without obtaining the prior written consent of ThermoView, to any other person, other than employees of ThermoView or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Consultant of the Services, any information pertaining to any products, improvements, formula, designs, styles, processes, customers, suppliers, methods of distribution or methods of product or manufacture, technical or nontechnical data, programs, devices, financial plans, pricing, and lists of actual or potential referral sources or customers, training and educational materials, administrative manuals, and perspective leads, in whatever form, analog, digital, or other (collectively, the "CONFIDENTIAL INFORMATION"). The Consultant agrees that all Confidential Information is (and shall remain) the exclusive property of ThermoView. All business records, papers, inventions, discoveries, improvements, works of authorship, documents and all other information of value or importance kept or made by the Consultant relating to the Services (including without limitation customer lists and identifying information regarding customers of ThermoView) shall be and remain the property of ThermoView and shall remain in possession of ThermoView during the Term and at all times thereafter. Upon termination of this Agreement or otherwise upon request by ThermoView at any time, the Consultant shall promptly deliver to ThermoView, and shall retain no copies of, any written material, records or documents made by the Consultant or coming onto its possession concerning the Services or the business and affairs of ThermoView. For a period ending one (1) year following the termination of this Agreement for any reason, neither the Consultant nor any of the employees, officers or directors shall either directly or indirectly, alone or in concert with others, induce or attempt to induce any employee, agent or independent contractor of ThermoView or its subsidiaries or affiliates, or any customers or suppliers, to terminate such person's relationship with ThermoView or any such subsidiaries or affiliates without the consent of ThermoView.

      5. INDEMNIFICATION. Subject to the limitations provided under applicable law, if the Consultant or any of its employees, officers or directors (an "INDEMNIFIED PERSON") was or is made a party or is threatened to be made a party to or is involved in


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any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Indemnified Person, or a Person of whom such indemnified person is the legal representative, is or was a consultant or employed by the Consultant, such indemnified person shall be indemnified by ThermoView against judgments, penalties (including punitive damages), fines, settlements, and reasonable costs and expenses (including without limitation reasonable attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding except to the extent such indemnification is prohibited by law.

      6. NOTICES. All notices and demands required or permitted under this Agreement shall be in writing and sent as follows: [a] by actual delivery of the notice into the hands of the party entitled to receive it; [b] by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of mailing; and [c] by Federal Express or any other overnight courier, in which case notice shall be deemed to be given as of the date sent. All notices which are sent with respect to this Agreement shall be addressed as follows:

                  To ThermoView:        ThermoView Industries, Inc.
                                        1101 Herr Lane
                                        Louisville, Kentucky 40222
                                        Phone:  412-5600
                                        Facsimile: 412-0301

                  To the Consultant:    Emerging Business Solutions, LLC
                                        506 Lymington Court
                                        Louisville, Kentucky  40243
                                        Phone: 412-7760

      7.    MISCELLANEOUS.

            7.1 The Consultant shall not be required to devote its full time and attention to ThermoView and this Agreement shall not prohibit the Consultant from performing the same or similar services to any other individual or business enterprise.

            7.2 This Agreement may be executed in two or more counterparts, each of which shall represent a binding obligation upon the executing party respectively, and all of which together shall constitute one and the same instrument.

            7.3 Any amendment or modification of this Agreement shall be binding only if in writing and signed by an authorized representative of each of the parties hereto.

            7.4 ThermoView agrees to reimburse the Consultant for its out-of-pocket expenses relating to the preparation and negotiation of this Agreement. In the


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event any action is filed in order to collect payments due under this Agreement,
ThermoView shall pay any and all attorney's fees incurred by the Consultant and court costs associated with any such action.

            7.5 This Agreement shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Kentucky.

      8. DISCLOSURE AND WAIVER OF CONFLICTS. In connection with the preparation of this Agreement, the Consultant and ThermoView each acknowledge and agree that: [a] the attorney that prepared this Agreement (the "ATTORNEY") acted as legal counsel to the transaction; [b] both parties have been advised by the Attorney that the interest of each party may be opposed to the other and, accordingly, the Attorney's representation may not be in the best interests of both parties; and [c] each party has been advised by the Attorney to retain separate legal counsel. Notwithstanding the foregoing, each of the parties: [a] desire the Attorney to represent both parties in this transaction; [b] acknowledge that they have been advised to retain separate counsel and, if they have not done so, have waived their right to do so; and [c] jointly and severally forever waive any claim that the Attorney's representation, or consultant with or advice to, either party constitutes conflict of interest and releases the Attorney with respect to any such claim or similar claims or liabilities of whatever nature.

      IN TESTIMONY WHEREOF, witness the signatures of the parties hereto as of the date first written above.

"THERMOVIEW"

THERMOVIEW INDUSTRIES, INC.
a Delaware corporation

Name:
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Title:
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"CONSULTANT"
EMERGING BUSINESS SOLUTIONS, LLC,
a Kentucky limited liability company

By:
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Name:
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Title:
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